Exhibit 99.3

		Historical
		China Nuvo	Historical
		Solar Energy, Inc.	SurgLine, Inc.
		April 30, 2011	June 30, 2011	Pro forma Adjustments	Note	Pro forma Consolidated
Assets
Current Assets
Cash		$142	$11,842	$—		$11,984
Deposit			20,000	—		20,000
Notes and interest receivable, related parties		40,676		—		40,676
Prepaid Assets		-	2,500	—		2,500
	Total current assets	40,818	34,342	—		75,160

Debt issuance costs		8,931	—	—		8,931
Property and equipment, net		—	704	—		704
	Total assets	$49,749	$35,046	$—		$84,795

Liabilities and Shareholders’ Deficit

Current liabilities:
Accrued liabilities, related parties		$320,716	$—	$(315,914)	C	$4,802
Accounts payable and accrued expenses		221,349	16,682	(21,070)	A
		—	—	(119,257)	C	97,704
Convertible debentures payable, net		237,339	—	(147,000)	A	90,339
Derivative liability convertible debentures		821,777	—	—		821,777
Notes payable		183,259	—	—		183,259
Notes payable, related parties		242,180	500	—		242,680
	Total current liabilities	2,026,620	17,182	(603,241)		1,440,561

Shareholders’ deficit:
Preferred stock		385,583	—	(385,583)	B
Common stock		558,044	2,132	116,041	A
				234,917	B
				181,727	C
				(2,132)		1,090,728
Additional paid-in capital		10,285,119	260,868	52,029	A
				150,666	B
				253,444	C
				(13,203,483)	D	(2,201,357)
Retained earnings		(13,205,615)	(245,136)	13,205,615	D	(245,136)

	Total shareholders' deficit	(1,976,871)	17,864	603,241		(1,355,765)

	Total liabilities and shareholders' deficit	$49,749	$35,046	$-		$84,796

A	Convertible debentures payable, net			147,000
	Accounts payable and accrued expenses			21,070
	Common stock			(116,041)
	Additional paid-in capital			(52,029)
	Record issuance of shares for debenture conversions

B	Preferred stock			385,583
	Common stock			(234,917)
	Additional paid-in capital			(150,666)
	Record issuance of shares for Series A Preferred Stock conversions

C	Accounts payable and accrued expenses			119,257
	Accrued liabilities, related parties			315,914
	Common stock			(181,727)
	Additional paid-in capital			(253,444)
	Record issuance of shares for debt conversions

D	Additional paid-in capital			13,203,483
	Common stock			2,132
	Retained earnings			(13,205,615)
	To eliminate China Nuvo

CHINA NUVO SOLAR ENERY, INC. AND SUBSIDIARY
(A Development Stage Company)
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended April 30, 2011

	Historical
	China Nuvo	Historical
	Solar Energy, Inc.	SurgLine, Inc.
	April 30, 2011	June 30, 2011	Pro forma Adjustments	Note	Pro forma Consolidated

Revenues:
Revenues	$-	$-	$-		$-
Cost of revenues	-	-	-		-

Gross profit	-	-	-		-

Operating costs and expenses:
Selling, general and administrative	-	220,136			220,136
Consulting fees	53,800	-	-		53,800
Management and consulting fees, related parties	115,200	25,000	-		140,200
Legal and accounting	24,800	-	-		24,800
Other	8,419	-	-		8,419

Total operating costs and expenses	202,219	245,136	-		447,355

Operating loss	(202,219)	(245,136)	-		(447,355)

Other income (expenses)
Interest expense, related parties	(17,795)	-	-		(17,795)
Interest expense, other	(124,651)	-	-		(124,651)
Minority interest	2,007	-	-		2,007
Fair value adjustment of derivative liabilities	(476,256)	-	-		(476,256)
Gain on debt settlement	115,561	-	-		115,561
Gain on sale of subsidiary	440,599	-	-		440,599
Total other income (expenses)	(60,534)	-	-		(60,534)

Net income (loss)	$(262,753)	$(245,136)	$-		$(507,889)

Basic and diluted net income (loss)per common share	(0.01)				(0.01)

Basic and diluted weighted average common shares outstanding	472,828,277				5,617,258,066

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Description of the Acquisition and Basis of Presentation

On September 1, 2011, we entered into the First Amendment Share Exchange Agreement with SurgLine, Inc. (“SurgLine”) and the stockholders of SurgLine (the “SurgLine Stockholders”) (the “Share Exchange Agreement”).  Surgline, a Nevada Corporation was formed on March 15, 2011. Pursuant to the Share Exchange Agreement, on September 1, 2011, 17 Stockholders of SurgLine transferred 100% of the outstanding shares of common stock of SurgLine held by them, in exchange for an aggregate of 857,173 shares of Series B Preferred Stock. On September 1, 2011, as a covenant to the Agreement, a majority of the Registrant’s shareholders voted to amend the Registrant’s Articles of Incorporation to increase the number of its authorized shares of capital stock from 1,500,000,000 shares to 6,500,000,000 par value $0.001 shares (the “Amendment”).  Pursuant to the Certificate of Designation of the Series B Preferred Stock and upon the increase in authorized shares of capital stock; the 857,173 shares of Series B Preferred Stock were exchanged for 3,817,554,433 newly issued shares of our Common Stock. Additionally, pursuant to the provisions of the Share Exchange Agreement, the Company issued 163,609,476 newly issued shares of Common Stock to the SurgLine shareholders, in satisfaction of the anti dilution provisions in the Share Exchange Agreement.  The shares of our Common Stock acquired by the SurgLine Stockholders in such transactions constitute approximately 70% of our issued and outstanding Common Stock on a fully-diluted basis giving effect to the share exchange.

On September 1, 2011, we completed the acquisition of SurgLine pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange. SurgLine is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The Acquisition was accounted for as a reverse merger, whereby SurgLine was the continuing entity for financial reporting purposes and was deemed, for accounting purposes, to be the acquirer of China Nuvo. In accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, SurgLine is deemed to have undergone a recapitalization, whereby it is deemed to have issued equity to China Nuvo’s common equity holders. Accordingly, although the Company, as the parent, legally acquired SurgLine, in accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, SurgLine’s assets and liabilities will be recorded at their historical carrying amounts, with no goodwill or other intangible assets recorded as a result of the accounting merger of SurgLine with China Nuvo.  The effects of recording the accounting for the reverse merger (which occurred on September 1, 2011) are not reflected in China Nuvo Solar Energy Inc.’s condensed financial statements as of April 30, 2011 but the pro forma effects as of that date are discussed below.

The organizational history of SurgLine is described in SurgLine’s audited financial statements as of June 30, 2011, which are included elsewhere in this Report on Form 8-K.

Basis of Presentation

Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These pro forma unaudited condensed consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

The unaudited pro forma condensed consolidated balance sheet was prepared combining the historical balance sheet of SurgLine at June 30, 2011 and the historical balance sheet of China Nuvo at April 30, 2011, as described above.

The unaudited pro forma condensed consolidated statement of operations includes the historical operations of SurgLine for the period ended June 30, 2011 and the historical operations of China Nuvo.

2.  Pro Forma Adjustments and Assumptions

The accompanying unaudited pro forma consolidated financial information gives effect to the Share Exchange as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had SurgLine and China Nuvo been a combined company during the specified periods.  The unaudited pro forma consolidated balance sheet set forth below represents the combined financial position of SurgLine and China Nuvo as of April 30, 2011, as if the reverse acquisition occurred on April 30, 2011.  The unaudited pro forma consolidated statements of operations set forth below represent the combined results of operations of SurgLine and China Nuvo, as if the reverse acquisition occurred on the first day of the periods presented therein.

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma consolidated financial information. The unaudited pro forma consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements found as exhibit 99.2 in this Form 8-K.

A.

Reflects the pro forma adjustments to record the elimination of China Nuvo’s historical equity and the assumption of its net liabilities by SurgLine, after giving effect to certain debt settlement agreements and conversion of Series A Preferred Stock in exchange for the issuances of common stock, subsequent to April 30, 2011 and prior to the Share Exchange Agreement.

The following pro forma entries are included in the pro forma condensed consolidated balance sheet as of April 30, 2011 in order to get to the actual shares outstanding as of the date of the merger.

From May 1, 2011 through August 31, 2011 the Company issued 181,727,167 shares of common stock pursuant to debt settlement agreements of $81,507 and in consideration of liabilities assumed of $353,664.

The shares were issued at an average conversion price of $0.0024.

From May 1, 2011 through August 31, 2011 the Company issued 116,039,949 shares of common stock pursuant to debenture conversions received of $147,000 of principle and $2,070 of accrued and unpaid interest.

From May 1, 2011 through August 31, 2011 the Company issued 234,917,504 shares of common stock upon the conversion of 385,583 shares of Series A Preferred Stock.  The shares were issued pursuant to the terms (the “terms of conversion”) of the Amended and Restated Certificate of Designation of Series A Preferred Stock.  The terms of conversion are a fifty percent discount to the average of the lowest three days closing bid prices within the ten days immediately preceding the Company receiving the Notice of Conversion.

B.

We compute net income per share in accordance with FASB ASC 260, Earnings per Share. Under the provisions of FASB ASC 260, basic net income per share is computed by dividing net income attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. The 3,981,163,909 shares issued to the shareholders of SurgLine as a result of the reverse merger together with the 545,364,919 shares that were issued to our consultant in the transaction and the existing 1,090,729,238 outstanding shares of the company that remained outstanding after the re-capitalization are assumed to have been outstanding since the beginning of the earliest period presented (May 1, 2010), resulting in 5,617,258,066 shares being outstanding for purposes of basic net income per share.

Share reconciliation:

Per 10Q April 30, 2011	558,044,618
Shares issued for debt settlements	181,727,167
Shares issued for debenture conversions	116,039,949
Shares issued for conversion of Series A Preferred Stock	234,917,504
Shares outstanding for pro forma, Pre-reverse merger	1,090,729,238